FOR IMMEDIATE RELEASE

CONTACTS:
Investors -- Scott Pond (801) 345-2657, spond@nuskin.com
Media -- Kara Schneck (801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES REPORTS

RECORD FOURTH QUARTER AND 2009 RESULTS

Company Increases 2010 Guidance

PROVO, Utah — Feb. 4, 2010 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced record fourth-quarter and annual results. Revenue for the quarter was $378.1 million, a 19 percent improvement over the prior-year period. Revenue for the quarter was positively impacted 7 percent by foreign currency fluctuations. Earnings per share for the quarter were $0.47, a 104 percent improvement, or 31 percent when excluding non-operating items impacting year-over-year comparability.

The company generated record annual revenue of $1.33 billion in 2009, a 7 percent improvement over the prior year. Currency fluctuations did not materially impact year-over-year revenue comparisons. Earnings per share for the year were $1.40, a 37 percent increase, or 22 percent when excluding non-operating items impacting year-over-year comparability.

“We finished our 25th Anniversary year on a high note with record revenue, a record launch of our new skin care system, and a record number of executive distributors,” said Truman Hunt, president and chief executive officer. “Each region is contributing to our growth, with particularly strong double-digit gains in South Korea, the Americas, China, Southeast Asia and Europe.

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Nu Skin Enterprises, Inc.
Feb. 4, 2010

“We also continue to drive significant growth in operating income as demonstrated by a fourth-quarter improvement of 35 percent. Our consistent efforts to operate more efficiently have helped us build a solid foundation for increasing profitability, and we will continue this focus going forward,” said Hunt.

Regional Results

North Asia. Fourth-quarter revenue in North Asia grew 11 percent to $167.2 million, compared to $151.3 million for the same period in 2008. Revenue was positively impacted 9 percent by foreign currency fluctuations, due to the strengthening of both the Japanese yen and the South Korean won. Local-currency revenue increased by 12 percent in South Korea, while Japan trends continued to improve with a 1 percent local currency revenue decline. The number of executive distributors in the region was up 2 percent while the number of active distributors was down 2 percent compared to the prior year.

Americas. Fourth-quarter revenue in the Americas was $78.9 million, compared to $58.9 million for the prior-year period. North America sales during the quarter were positively impacted approximately $11 million by sales to non-U.S. distributors at the company’s global convention in October 2009. Revenue in the United States improved 12 percent when excluding convention sales to non-U.S. distributors. Canada and Latin America revenue grew by 35 percent and 11 percent, respectively. The number of executive distributors in the region increased 13 percent compared to the prior year, while the number of active distributors remained flat.

Greater China. Revenue in Greater China improved 5 percent to $55.7 million for the quarter and was positively impacted approximately 1 percent by foreign currency fluctuations. Local-currency revenue in Mainland China improved 11 percent, while Taiwan revenue improved 7 percent and Hong Kong experienced a revenue decline of 10 percent, compared to the prior year. The executive distributor count in the region increased 10 percent, while the number of active distributors was down 8 percent, due primarily to a decline in China.

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Nu Skin Enterprises, Inc.
Feb. 4, 2010

Europe. Fourth-quarter revenue from Europe was $41.0 million, a 44 percent improvement over the prior-year period. Results in the region were positively impacted 15 percent by foreign currency fluctuations. Executive and active distributor counts in the region increased 16 percent and 12 percent, respectively, compared to the prior year.

South Asia/Pacific. Revenue in South Asia/Pacific was $35.3 million for the fourth quarter, a 36 percent improvement over the prior year. Regional results were driven by solid performances in most markets and were positively impacted 10 percent by foreign currency fluctuations. The region’s fourth-quarter executive count improved 16 percent, while the active distributor count increased 9 percent.

Operational Performance

The company’s operating margin improved to 13.8 percent, compared to 12.2 percent in the prior year. The company’s gross margin in the fourth quarter was 82.3 percent, a 60-basis-point improvement. The increase can largely be attributed to sales of products with improved margins. Selling expenses, as a percent of revenue, were 41.0 percent in the fourth quarter, a 60 basis-point improvement, largely due to non-commissionable convention revenue. General and administrative expenses for the quarter were $104.9 million, including approximately $7 million of costs associated with hosting the company’s global convention. Despite convention costs, the company’s general and administrative expenses as a percent of revenue remained flat at 27.8 percent.

The company’s income tax rate for the quarter was 37.8 percent, and its cash position at the end of the quarter was $158.0 million. Dividend payments during the quarter were $7.2 million, and the company repurchased $7.4 million of its outstanding shares.

Outlook

“The introduction of the ageLOC anti-aging skin care system has been very successful,” said Hunt. “The system was introduced as a limited-time offering with a further rollout occurring in the majority of our markets during the first quarter of 2010. In the past, our product introductions were staged geographically over a one- to three-year period. The ageLOC introduction is happening on a much more condensed timeline, enabling us to channel global distributor enthusiasm more effectively. We expect ageLOC to generate more sales in its first 12 months than any other product in our history.

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Nu Skin Enterprises, Inc.
Feb. 4, 2010

“In January 2010, we also introduced a new and improved version of our best-selling Galvanic Spa to our ageLOC product suite. This new ageLOC Galvanic Spa includes technical advancements that make it more user-friendly, while significantly improving delivery of ageLOC ingredients to the skin.

“Overall, we are optimistic about continuing our momentum into 2010. Our efforts are being rewarded with increased sales, improved productivity and strong product opportunities that will propel our business forward. As we build on our unique ageLOC platform, we will begin integrating ageLOC into our nutritional line in late 2010. We believe this will further differentiate Nu Skin in the anti-aging category by leveraging our unique ability to address the sources of aging both internally and externally,” concluded Hunt.

“Given the strong revenue results of the fourth quarter and an improved gross margin from the launch of ageLOC products, we are increasing our 2010 projected revenue and earnings per share to $1.38 to $1.41 billion and $1.65 to $1.75 respectively,” said Ritch Wood, chief financial officer. “Although we expect currency to be mostly neutral for the year, we anticipate a benefit of approximately 5 to 6 percent in the first quarter. We project local-currency revenue growth of 9 to 10 percent which results in first-quarter revenue guidance of $337 to $345 million. We expect first-quarter earnings per share in the $0.39 to $0.42 range, an improvement of approximately 100 percent, or 40 percent excluding restructuring charges in the prior year,” concluded Wood.

The company’s management will host a webcast with the investment community on Feb. 4, 2010 at 11 a.m. (EDT). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on Nu Skin Enterprises’ website, http://ir.nuskin.com . An archive of the webcast will be available at this same URL through Feb. 19, 2010.

The Company

Nu Skin Enterprises, Inc. demonstrates its tradition of innovation through its product portfolio, independent business opportunity and corporate social responsibility initiatives. Nu Skin’s scientific leadership in both skin care and nutrition has established Nu Skin as a premier anti-aging company, evidenced in its patent-pending ageLOC™ anti-aging platform and flagship products including the Galvanic Spa® System II, Tru Face® Essence Ultra and LifePak® nano. A global direct selling company, Nu Skin operates in 48 markets worldwide and has more than 760,000 independent sales representatives. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.” More information is available at http://www.nuskinenterprises.com.

Please note: This press release, particularly the “Outlook” section, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things: (i) management’s positive outlook for the company; (ii) management’s expectations regarding the company’s initiatives, strategies, development and launch of new products, and other innovation efforts; and (iii) management’s projections regarding revenue, earnings per share, and the impact of foreign currency fluctuations for the year 2010 and for the first quarter of 2010 set forth in the “Outlook” section. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) challenging economic conditions globally; (b) any prospective or retrospective increases in duties on our products imported into our markets outside of the United States and any adverse results of tax audits or unfavorable changes to tax laws in our various markets; (c) the recent fluctuations of numerous foreign currencies and the associated currency translation impact on our business if these currencies continue to fluctuate; (d) uncertainty regarding the impact on our business of increased regulatory scrutiny of the direct selling industry in Japan and our efforts to increase distributor compliance efforts in this market;

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Feb. 4, 2010

(e) an increase in complaints and general inquiries to consumer protection agencies in Japan regarding the activities of some distributors and the associated risks to the company’s business if such increase results in further regulatory scrutiny; (f) regulatory risks associated with the company’s tools and products, which could inhibit the company’s ability to market a tool or product in a market if it is determined to be a medical device in any market, if distributors make unauthorized claims that would cause such products to be classified as drugs, or if the company is unable to obtain necessary product registrations in a timely manner; (g) risks related to the recent H1N1 flu outbreak, which could negatively impact our business to the extent that it inhibits travel, causes people to avoid interaction with other people, or restricts our ability to produce or distribute any of our porcine-sourced gelatin encapsulated products; (h) continued regulatory scrutiny and investigations in Mainland China, which have from time to time in the past, and could in the future, negatively impact the company’s business, including the interruption of sales activities in stores, loss of licenses, and the imposition of fines; (i) any failure of current or planned initiatives or products to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis; (j) any failure of the implementation of business transformation initiatives to reduce overhead and drive growth, and any negative impact of such initiatives on the company’s ability to effectively manage its operations; (k) adverse publicity related to the company’s business, products, industry or any legal actions or complaints by distributors or others; and (l) continued competitive pressures in the company’s markets. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K filed on February 27, 2009 and Quarterly Reports on Form 10-Q filed on May 8, 2009, August 7, 2009 and November 9, 2009. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

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Feb. 4, 2010

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Fourth Quarters Ended December 31, 2009 and 2008
(in thousands, except per share amounts)

	2009	2008
Revenue:
North Asia	$ 167,156	$ 151,330
Americas	78,897	58,939
Greater China	55,741	52,904
Europe	40,972	28,410
South Asia/Pacific	35,287	25,995
Total revenue	378,053	317,578

Cost of sales	67,097	58,164

Gross profit	310,956	259,414

Operating expenses:
Selling expenses	154,927	132,255
General and administrative expenses	104,896	88,338
Restructuring and other charges	(1,035)	—
Total operating expenses	258,788	220,593

Operating income	52,168	38,821

Other income (expense), net	(3,402)	(14,787)
Income before provision for income taxes	48,766	24,034
Provision for income taxes	18,447	9,537

Net income	$ 30,319	$ 14,497

Net income per share:
Basic	$ 0.48	$ 0.23
Diluted	$ 0.47	$ 0.23

Weighted average common shares outstanding:
Basic	62,977	63,455
Diluted	65,074	63,673

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NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Years Ended December 31, 2009 and 2008
(in thousands, except per share amounts)

	2009	2008
Revenue:
North Asia	$ 606,113	$ 594,548
Americas	260,865	223,902
Greater China	210,379	209,968
Europe	133,578	111,572
South Asia/Pacific	120,123	107,656
Total revenue	1,331,058	1,247,646

Cost of sales	243,648	228,597

Gross profit	1,087,410	1,019,049

Operating expenses:
Selling expenses	550,637	529,368
General and administrative expenses	378,336	364,253
Restructuring and other charges	10,724	—
Total operating expenses	939,697	893,621

Operating income	147,713	125,428

Other income (expense), net	(6,589)	(24,775)
Income before provision for income taxes	141,124	100,653
Provision for income taxes	51,279	35,306

Net income	$ 89,845	$ 65,347

Net income per share:
Basic	$ 1.42	$ 1.03
Diluted	$ 1.40	$ 1.02

Weighted average common shares outstanding:
Basic	63,333	63,510
Diluted	64,296	64,132

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Nu Skin Enterprises
Feb. 4, 2010

NU SKIN ENTERPRISES, INC.
Reconciliation of GAAP Net Income and Earnings Per Share to
Net Income and Earnings Per Share Excluding Certain Non-Operating Charges
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

GAAP diluted earnings per share	$ 0.47	$ 0.23	$ 1.40	$ 1.02

EPS percent increase	104%		37%

GAAP net income as reported	$ 30,319	$ 14,497	$ 89,845	$ 65,347
Certain non-operating charges
Restructuring charges	(1,035)	—	10,724	—
Foreign currency translation losses/(gains)	397	12,567	(1,966)	18,409
Tax effects on certain non-operating charges	241	(4,987)	(3,182)	(6,457)
Total certain non-operating charges, net of tax effects	(397)	7,580	5,576	11,952

Net income excluding certain non-operating charges	$ 29,922	$ 22,077	$ 95,421	$ 77,299

Diluted earnings per share excluding certain non-operating charges	$ 0.46	$ 0.35	$ 1.48	$ 1.21
EPS percent increase	31%		22%

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Nu Skin Enterprises
Feb. 4, 2010

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
As of December 31, 2009 and 2008
 (in thousands)

	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$ 158,045	$ 114,586
Accounts receivable	22,513	16,496
Inventories, net	105,661	114,378
Prepaid expenses and other	51,724	44,944
	337,943	290,404

Property and equipment, net	79,356	82,336
Goodwill	112,446	112,446
Other intangible assets, net	81,968	87,888
Other assets	136,736	136,698
Total assets	$ 748,449	$ 709,772

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 25,292	$ 20,378
Accrued expenses	124,520	115,794
Current portion of long-term debt	35,400	30,196
	185,212	166,368

Long-term debt	121,119	158,760
Other liabilities	66,431	68,464
Total liabilities	372,762	393,592

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	232,219	218,928
Treasury stock, at cost	(433,567)	(417,017)
Accumulated other comprehensive loss	(68,134)	(70,061)
Retained earnings	645,078	584,239
	375,687	316,180
Total liabilities and stockholders' equity	$ 748,449	$ 709,772

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Nu Skin Enterprises
Feb. 4, 2010

NU SKIN ENTERPRISES, INC.
Distributor/Preferred Customer Growth by Market

	As of December 31, 2009		As of December 31, 2008		% Increase (Decrease)
	Active*	Executive	Active*	Executive	Active*	Executive
North Asia	319,000	14,144	316,000	13,937	(2.1%)	1.5%
Americas	171,000	5,522	171,000	4,876	—	13.2%
Greater China	106,000	6,938	115,000	6,323	(7.8%)	9.7%
Europe	94,000	3,385	83,000	2,911	13.3%	16.3%
South Asia/Pacific	71,000	2,950	66,000	2,541	7.6%	16.1%
Total	761,000	32,939	761,000	30,588	—	7.7%

*	Active distributors include preferred customers and distributors purchasing products directly from the company during the quarter.

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